Exhibit 3.1

CERTIFICATE OF TRUST

OF

iShares Staked Ethereum Trust ETF

This Certificate of Trust of iShares Staked Ethereum Trust ETF (the “Trust”), dated as of November 19, 2025, is being duly executed and filed by the undersigned, being the sole trustee of the Trust, to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

1.    Name. The name of the statutory trust is iShares Staked Ethereum Trust ETF.

2.    Trustee. The name and address of the trustee of the Trust, who is a resident of the State of Delaware, are:

Daniel Schwieger
c/o BlackRock Advisors, LLC

100 Bellevue Parkway
Wilmington, DE 19809

3.    Effective Date. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with the Act.

TRUSTEE:

/s/Daniel Schwieger
Name:	Daniel Schwieger
as Trustee and not individually